                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) March 13, 2002

                                PHON-NET.COM INC.
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             (Exact name of registrant as specified in its chapter)

         FLORIDA                                                   98-0198225
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(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)

16 W., 46th Street, 7th Floor, New York, NY                            10039
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code               (212) 504-8206
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                                       N/A
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                           (Former Name of Registrant)

Item 1. Changes in Control of Registrant

NONE

Item 2. Acquisition or Disposition of Assets

On March 13, 2002 Phon-Net.com Inc., entered into a definitive agreement to acquire one million shares of Environmental Protection International "EPI".
Phon-Net.com shall pay a consideration in the sum of eight hundred thousand dollars to EPI's Venture Capital Firm that invested the original seed capital on a debenture. Secondly Phon-Net will be required to invest $750,000 within the first six months of the agreement and pay the shareholders of EPI one million shares of common stock.

On March 13, 2002 Phon-Net.com Inc., entered into a Share Exchange Agreement with PreferSoft Inc. Phon-Net shall deliver five million shares of Class A
Preferred to the Corporate Attorney and Prefersoft, shall deliver all the shares of Prefersoft to the Corporate Attorney in exchange.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

a.  Financial Statement of the acquired business

It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule
S-X.

(b) Not Applicable

(c) EXHIBITS

10.0   Definitive Agreement between Environmental Protection International.
       "EPI", and Phon-Net.com Inc.

10.1   Share Exchange Agreement between PreferSoft and Phon-Net.com Inc.

10.2   Employment Agreement Dated March 13, 2002 between Phon-Net.com Inc.
       and George Leslie.

10.3   Employment Agreement Dated March 13, 2002 between Phon-Net.com Inc.
       and Samir Hirji.

10.4   Employment Agreement Dated March 13, 2002 between Phon-Net.com Inc.
       and Ben Dulley.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Phon-Net.com Inc.
                                                    ----------------------------
                                                    (Registrant)

                                                    /s/ Todd Violette
                                                    ----------------------------
                                                    (Signature)
Date:

         03/13/02
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